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                                                                     Exhibit 2.1


                               EXCHANGE AGREEMENT


         This Exchange Agreement (this "Agreement") is entered into this 25th day of October, 1996 by and among Florida Panthers Holdings, Inc., a Florida corporation (the "Company"), Mr. H. Wayne Huizenga ("Huizenga"), the sole limited partner of Florida Panthers Hockey Club, Ltd., a Florida limited partnership (the "Partnership"), Florida Panthers Hockey Club, Inc., a Florida corporation and the general partner of the Partnership (the "General Partner"), Arena Development, Inc., a Florida corporation ("Arena Development"), and Arena Operating Company, Inc., a Florida corporation ("Arena Operator").

                              W I T N E S S E T H:

          WHEREAS, Huizenga is the sole limited partner of the Partnership and the sole shareholder of the General Partner;

          WHEREAS, the Partnership is the 99% limited partner of each of Arena Development, Ltd., a Florida limited partnership ("Development, Ltd."), and Arena Operating Company, Ltd., a Florida limited partnership ("Operating Company, Ltd.");

          WHEREAS, the Partnership is the sole shareholder of each of Decoma Investment, Inc. I, a Texas corporation f/k/a BIL Development, Inc. ("Decoma I"), and Decoma Investment, Inc. II, a Texas corporation f/k/a Linbeck Miami Corporation ("Decoma II"), which together own approximately 78% of the partnership interest in Decoma Miami Associates, Ltd., the operator of the Miami Arena;

          WHEREAS, Huizenga is the sole shareholder of each of Arena Development, the general partner of Development, Ltd., and Arena Operator, the general partner of Operating Company, Ltd.;

          WHEREAS, the Company has been formed in contemplation of the public offering (the "Public Offering") of shares of the Company's Class A common stock, par value $.01 per share (the "Class A Common Stock"), pursuant to an effective Registration Statement on Form S-1 (SEC File No. 333-12191);

          WHEREAS, as part of the organization of the Company and in connection with the Public Offering, Huizenga desires to exchange all of his limited partner interest in the Partnership as well as all the outstanding capital stock of each of the General Partner, Arena Development and Arena Operator in exchange for 5,020,678 shares of the Company Class A Common Stock and 255,000 shares of the Company's Class B common stock, par value $.01 per share (the "Class B Common Stock"); and

          WHEREAS, upon consummation of the transactions contemplated by this Agreement, the Company will own (i) all the limited partner interest in the Partnership, and (ii) all the outstanding capital stock of the General Partner, Arena Development and Arena Operator.

          NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

          SECTION 1 AGREEMENT TO EXCHANGE. Huizenga hereby agrees to exchange all of his limited partner interest in the Partnership as well as all the outstanding capital stock of each of the General Partner, Arena Development and Arena Operator in exchange for 5,020,678 shares of Class A Common Stock and 255,000 shares of Class B Common Stock. This Agreement shall be effective the date hereof.

          SECTION 2       CLOSING.

          (a) The Closing ("the Closing") of the transactions contemplated hereby shall take place immediately prior to the closing of the Public Offering.

          (b) Each of the parties to this Agreement hereby agrees that there are no conditions to the Closing of the transactions contemplated hereby.

          SECTION 3 REGISTRATION. The Company hereby agrees to file on behalf of Huizenga a Registration Statement on Form S-1 registering 5,020,678 shares of Class A Common Stock upon request by Huizenga. The Company hereby agrees to bear all costs relating to the registration of the 5,020,678 shares of Class A Common Stock owned by Huizenga, including attorney's fees.




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         SECTION 4        NOTICES.  All notices, requests, claims, demands and
other communications hereunder shall be in writing and shall be deemed to have been given if sent by registered or certified mail, first class postage prepaid, return receipt requested, to the address of such parties set forth below or such other future address as may be specified by any party by notice to all of the other parties. Such communications may also be given by personal delivery, by facsimile or by regular mail, but shall be effective only if and when actually received.

         If to Holdings, at:

                          Florida Panthers Holdings, Inc.
                          100 N.E. Third Avenue, Second Floor
                          Fort Lauderdale, Florida 33301
                          Fax:  (954) 768-1920
                          Attn:  Steven M. Dauria

         If to Huizenga, the General Partner, Arena Development or Arena Operator, at:

                          200 South Andrews Avenue, Sixth Floor
                          Fort Lauderdale, Florida 33301
                          Fax:  (954) 627-5080
                          Attn:  William M. Pierce

         SECTION 5 AMENDMENT. This Agreement may not be modified, amended, altered or supplemented except upon execution and delivery of a written agreement executed by the parties hereto.


         SECTION 6        MISCELLANEOUS.

         (a) The provisions hereof shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, successors and permitted assigns.

         (b) This Agreement may not be assigned without the prior written consent of the parties hereto.

         (c) This Agreement and the additional documents referenced herein merge all prior negotiations and agreements among the parties relating to the subject matter hereof and constitute the entire agreement among the parties relating to such subject matter. No prior or contemporaneous agreements, except as specified herein, written or oral, relating to such subject matter shall be binding.





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         (d)              Each party hereto specifically covenants and agrees
that it will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out the provisions of this Agreement.

         (e) This Agreement may be executed simultaneously in multiple counterparts, all of which together shall constitute one and the same instrument.

         (f)              This Agreement shall be governed by and
construed in accordance with the laws of the State of Florida.





         IN WITNESS WHEREOF, the undersigned have executed and delivered this instrument as of the date first above written.


                                        FLORIDA PANTHERS HOLDINGS, INC.


                                        By: /s/ Steven M. Dauria
                                            -------------------------
                                            Name:
                                            Title:


                                        H. WAYNE HUIZENGA


                                        /s/ H. Wayne Huizenga
                                        ----------------------------

                                        FLORIDA PANTHERS HOCKEY CLUB, INC.


                                        By: /s/ Steven M. Dauria
                                            -------------------------
                                            Name: Steven M. Dauria
                                            Title: Vice President


                                        ARENA DEVELOPMENT, INC.


                                        By: /s/ Alex Muxo
                                            -------------------------
                                            Name: Alex Muxo
                                            Title: President


                                        ARENA OPERATING COMPANY, INC.


                                        By: /s/ Alex Muxo
                                            -------------------------
                                            Name: Alex Muxo
                                            Title: President





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